As filed with the Securities and Exchange Commission on May 7, 2004
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MCI, INC. (Exact Name of Registrant as specified in its charter)

Delaware	58-1521612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22001 Loudoun County Parkway Ashburn, VA 20147 (Address including zip code of Principal Executive Offices)

MCI, INC. 2003 MANAGEMENT RESTRICTED STOCK PLAN (Full title of the plan)

Anastasia D. Kelly, Esq. MCI, Inc. Executive Vice President and General Counsel 22001 Loudoun County Parkway Ashburn, VA 20147 703-886-5977

(Name, address and telephone number, including area code, of agent for service)

Copy to: Barbara Nims, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock (par value $0.01 per share) (“Common Stock”) (3)	10,921,000	$13.00	$141,973,000	$17,987.98
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the NASDAQ on May 4, 2004.
(3)	This Registration Statement also pertains to a right to purchase from the company one share of Common Stock (“Right”) at a price of $75.00 per share, subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 20, 2004 (the “Rights Agreement”), by and between the registrant and The Bank of New York, as Rights Agent.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by MCI, Inc. (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference.

      (1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

      (2) All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2003.

     (3) The descriptions of the Company’s capital stock and the Rights, which are contained in the Company’s registration statements on Form 8-A, filed on April 21, 2004, including any amendments or supplements thereto.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Anastasia D. Kelly, Executive Vice President and General Counsel, has given her opinion about certain legal matters affecting the shares of the Company’s common stock registered under this Registration Statement. Ms. Kelly owns, or has the right to acquire, a number of shares of the Company’s common stock which represents less than 1% of the total outstanding common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit, and provided that no such provision eliminates or limits the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Company’s amended and restated certificate of incorporation contains a provision eliminating the personal liability of a director of the Company either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director to the full extent of Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney’s fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Company’s amended and restated certificate of incorporation contains a provision providing that the Company shall indemnify any director of the Company, and may indemnify any officer or employee of the Company who is not a director, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another entity, to the full extent of Section 145 of the DGCL. Neither amendment nor repeal of this provision, nor the adoption of any provision that is inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision.

     The Company’s amended and restated certificate of incorporation contains a provision providing that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated certificate of incorporation or otherwise. Neither amendment nor repeal of this provision, nor the adoption of any provision that is inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision.

     In addition, under the Company’s employment agreements with certain of its executive officers, it has agreed to maintain officer’s liability insurance coverage in reasonable amounts during the terms of their respective employment agreements and to indemnify and hold them harmless to the fullest extent permitted under the Company’s amended and restated certificate of incorporation, by-laws and applicable law in connection with any claim, suit or other proceeding brought or threatened to be brought by a third party (including a governmental or regulatory agency or body) relating to such individual’s employment with the Company or its subsidiaries or affiliates.

     The Company has taken out a directors and officers liability policy for the benefit of its directors and officers. Subject to its terms, conditions and exclusions, the policy insures the directors and officers for claims made against them for wrongful acts committed by them in their capacities as directors and officers of the Company and its subsidiaries.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

4.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

4.3	Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

5	Opinion of Anastasia D. Kelly, Esq.

23.1	Consent of KPMG LLP.

23.2	Consent of Anastasia D. Kelly, Esq. (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99.1	MCI, Inc. 2003 Management Restricted Stock Plan.

ITEM 9. REQUIRED UNDERTAKINGS

      (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, State of Virginia, on the 7th day of May, 2004.

MCI , Inc.

By:	/s/ Robert T. Blakely

Name:	Robert T. Blakely
Title:	Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Anastasia D. Kelly his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable MCI, Inc. to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Capellas	Director, President and Chief Executive Officer
	(Principal Executive Officer)	May 7, 2004
Michael D. Capellas

/s/ Robert T. Blakely	Chief Financial Officer (Principal Financial
	Officer)	May 7, 2004
Robert T. Blakely

/s/ Eric Slusser	Senior Vice President, Controller	May 7, 2004

Eric Slusser

/s/ Nicholas deB. Katzenbach	Chairman of the Board	May 7, 2004

Nicholas deB. Katzenbach

/s/ Dennis R. Beresford	Director	May 7, 2004

Dennis R. Beresford

Signature	Title	Date

/s/ W. Grant Gregory	Director	May 7, 2004

W. Grant Gregory

/s/ Judith Haberkorn	Director	May 7, 2004

Judith Haberkorn

/s/ Laurence E. Harris	Director	May 7, 2004

Laurence E. Harris

/s/ Eric Holder	Director	May 7, 2004

Eric Holder

/s/ Mark A. Neporent	Director	May 7, 2004

Mark A. Neporent

/s/ C.B. Rogers, Jr.	Director	May 7, 2004

C.B. Rogers, Jr.

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

4.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

4.3	Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Form 8-A, Commission File No. 000-11258, filed on April 21, 2004).

5	Opinion of Anastasia D. Kelly, Esq.

23.1	Consent of KPMG LLP.

23.2	Consent of Anastasia D. Kelly, Esq. (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99.1	MCI, Inc. 2003 Management Restricted Stock Plan.